UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 15, 2018

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 15, 2018 (the “Annual Meeting”), the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.

Election of Directors. Three persons were nominated by the Board of Directors for election as directors of the Company, serving until the 2021 annual meeting. Each nominee was elected, and the final results of the votes cast for, votes withheld, and broker non-votes were as follows:

		Votes	Broker
Name of Nominee	Votes For	Withheld	Non-Votes

To serve until the 2021 Annual Meeting:
Nancy Howell Agee	3,135,002	427,100	476,919
Daniel D. Hamrick	3,406,696	155,406	476,919
William R. Rakes	3,180,949	381,153	476,919

2.	Approval of the non-binding advisory resolution approving the compensation of the named executive officers ("Say-On-Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,388,992	59,578	113,532	476,919

3.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,004,232	114	34,675	0

Item 8.01 - Other Events

On May 15, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.04 per share of common stock. The dividend will be paid on or about June 15, 2018, to stockholders of record as of the close of business on May 31, 2018. A copy of the Press Release dated May 16, 2018 announcing the declaration of the dividend is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION
Date: May 17, 2018	By:	/s/ Vance W. Adkins
Vance W. Adkins
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release